FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           STILWELL FINANCIAL INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                                              43-1804048
(State of Incorporation)                                   (I.R.S. Employer
                                                          Identification No.)

                               920 Main Street
                                  21st Floor
                       Kansas City, Missouri 64105-2008
                   (Address of Principal Executive Offices)

                           STILWELL FINANCIAL INC.
           1998 AMENDED AND RESTATED LONG TERM INCENTIVE STOCK PLAN
                           (Full title of the plan)

                                GWEN E. ROYLE
                            Stilwell Financial Inc.
                          920 Main Street, 21st Floor
                         Kansas City, Missouri  64105-2008
                                 (816) 218-2400
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

 Title of                      Proposed         Proposed
securities         Amount       maximum          maximum           Amount of
   to be            to be    offering price     aggregate        Registration
registered       registered    per share(1)   offering price(1)    fee(1)(3)
----------       ----------  --------------   -----------------  ------------

Common Stock,    30,000,000       43.63        1,308,900,000         345,550
par value
$0.01 per share

Interests in the
Plan(2)
-----------------------------------------------------------------------------
(1) Based on the average of the high and low when issued market price of the Common Stock of the Company on July 10, 2000 in accordance with Rule 457(c) of the Securities Act of 1933.
(2) To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.
(3) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                               EXPLANATORY NOTE

     As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and under the General Instructions to Part I of Form S-8, this Registration Statement omits the information specified in Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed by Stilwell Financial Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

          (a) The Registrant's Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (b) The Registrant's Information Statement filed as Exhibit 99.1 to its Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (c) The description of the Registrant's Common Stock under the headings "Description of Capital Stock" contained on pages 128 to 134 in
     Exhibit 99.1 (Information Statement) to the Registrant's Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (d) All other reports subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to the Registration Statement related to this Registration Statement, which indicates that all securities registered thereunder have been sold or which deregisters all of the securities offered then remaining unsold.

ITEM 4.     DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Stilwell, that eliminates or limits, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Stilwell's Amended and Restated Certificate of Incorporation ("Certificate") provides for expanded indemnification of Stilwell's Board of Directors and officers of Stilwell and limits the liability of directors of Stilwell. Pursuant to those provisions, Stilwell shall indemnify each officer, director, employee, agent, trustee, committee member or representative of Stilwell, or any officer, director, employee, agent, trustee, committee member or representative of any other company or other entity who was serving at the request of Stilwell, to the fullest extent permitted under the DGCL against all expenses, liability and loss reasonably incurred by such indemnitee in any legal proceeding to which such indemnitee is made or is threatened to be made a party by reason of such indemnitee's acting in such capacity. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that if the DGCL requires, such indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall provide Stilwell with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Certificate gives such indemnitee the right to bring suit against Stilwell if such advancement of expenses is not paid by Stilwell within the period set forth in the Certificate. The Certificate provides that a director of Stilwell shall not be personally liable to Stilwell or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to Stilwell or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, the Certificate provides that the liability of a director of Stilwell shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Stilwell has entered into indemnification agreements with its officers and directors effective as of the Distribution (the "Stilwell Indemnification Agreements"). The Stilwell Indemnification Agreements contain substantially identical provisions to the Certificate with respect to indemnification and advancement of expenses. Such agreements are intended to supplement Stilwell's officers' and directors' liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by Stilwell's Certificate will continue to be available regardless of, among other things, an amendment to the Certificate or a change in management or control of Stilwell. The Stilwell Indemnification Agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorney's fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. The Stilwell Indemnification Agreements provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within the periods provided in the Stilwell Indemnification Agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under the Stilwell Indemnification Agreements or of certain other matters. Stilwell has entered into such indemnification agreements with all current directors and officers of Stilwell.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.     EXHIBITS.

     The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference in response to this Item.

ITEM 9.     UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 (Remainder of page intentionally left blank.)

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on July 11, 2000.

                                     STILWELL FINANCIAL INC.


                                     By   /s/ Landon H. Rowland
                                        -------------------------------------
                                       Landon H. Rowland
                                       President and Chief Executive Officer

     The undersigned each hereby constitutes and appoints Landon H. Rowland, Joseph D. Monello and Danny R. Carpenter, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 of the Stilwell Financial Inc. 1998 Amended and Restated Long Term Incentive Stock Plan, and to execute any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                          Date

/s/ Landon H. Rowland         Director; Chairman of the Board,  July 11, 2000
--------------------------    President and Chief Executive
Landon H. Rowland             Officer
                              (Principal Executive Officer)


/s/ Joseph D. Monello         Vice President and Chief          July 11, 2000
--------------------------    Operating Officer
Joseph D. Monello             (Principal Financial Officer)


/s/ Douglas E. Nickerson      Vice President and Controller     July 11, 2000
--------------------------    (Principal Accounting Officer)
Douglas E. Nickerson


/s/ Morton I. Sosland         Director                          July 12, 2000
--------------------------
Morton I. Sosland*


/s/ James E. Barnes           Director                          July 11, 2000
--------------------------
James E. Barnes*


/s/ Paul F. Balser            Director                          July 12, 2000
--------------------------
Paul F. Balser*

*Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                              INDEX TO EXHIBITS

Exhibit
Number      Description of Exhibit

4.1 Stilwell Financial Inc. 1998 Amended and Restated Long Term Incentive Stock Plan.

4.2         Amended and Restated Certificate of Incorporation, filed as
            Exhibit 3.1.1 to Stilwell's Registration Statement on Form 10, dated June 15, 2000 (the "Form 10 Registration Statement") (Commission File No. 001-15253) is hereby incorporated by reference as Exhibit 4.2.

4.3 Amended and Restated Bylaws, filed as Exhibit 3.2 to Stilwell's Form 10 Registration Statement (Commission File No. 001-15253) is hereby incorporated by reference as Exhibit 4.3.

4.4 The description of the Company's Common Stock, set forth under the headings "Description of Capital Stock" in Exhibit 99.1 (Information Statement) to the Form 10 Registration Statement, is hereby incorporated by reference as Exhibit 4.4.

5.1 Opinion of Sonnenschein Nath & Rosenthal, counsel to Stilwell, regarding legality (including consent).

23.1        Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
            5.1).

23.2        Consent of PricewaterhouseCoopers LLP, independent accountants.

24          Power of Attorney (included on signature page).